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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Allscripts Healthcare Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2401 Commerce Drive
Libertyville, Illinois 60048
Telephone: (847) 680-3515
Facsimile: (847) 680-9887

May 12, 2003

Fellow Stockholders:

        You are cordially invited to attend the Allscripts Healthcare Solutions, Inc. Annual Meeting of Stockholders on Thursday, June 12, 2003 at 9:00 a.m. (Central Time), at Allscripts' principal offices located at 2401 Commerce Drive, Libertyville, Illinois 60048.

        This Notice of Annual Meeting and Proxy Statement describes the business to be transacted at the meeting and provides other information concerning Allscripts that you should be aware of when you vote your shares. The principal business of the Annual Meeting will be to elect two directors to each serve for a three-year term and to ratify the appointment of our independent accountants.

        All stockholders are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You may also be able to vote by telephone or over the Internet, and if you are able to and choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

        On behalf of the board of directors and our management team, I would like to express our appreciation for your interest in the affairs of Allscripts.

Sincerely,
Glen E. Tullman Chairman and Chief Executive Officer

Allscripts Healthcare Solutions, Inc.

2401 Commerce Drive
Libertyville, Illinois 60048

Notice of Annual Meeting of Stockholders

Thursday, June 12, 2003
9:00 a.m.
Allscripts Healthcare Solutions, Inc.
2401 Commerce Drive
Libertyville, Illinois 60048

        The purpose of our Annual Meeting is to:

    1.
    Elect two directors to each serve a three-year term; and

    2.
    Ratify the appointment of KPMG LLP as our independent accountants for 2003.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on April 24, 2003. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

        We have enclosed with this notice and proxy statement a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2002.

By Order of the Board of Directors,
John G. Cull Senior Vice President, Finance, Secretary and Treasurer
May 12, 2003

Allscripts Healthcare Solutions, Inc.

Proxy Statement

Annual Report on Form 10-K

        We have enclosed with this proxy statement a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K (and Amendment No. 1 thereto on Form 10-K/A) for the year ended December 31, 2002, without exhibits. You may obtain the exhibits described in the Form 10-K for a fee upon request. Please contact J. Gregory Cull, Secretary, Allscripts Healthcare Solutions, Inc., 2401 Commerce Drive, Libertyville, Illinois 60048.

        This proxy statement and form of proxy are first being sent to stockholders on or about May 12, 2003.

i

Questions and Answers

What am I voting on?

        We are soliciting your vote on the election of two directors to each serve for a three-year term and the ratification of KPMG LLP as our independent accountants.

Who may vote?

        Allscripts stockholders at the close of business on April 24, 2003, the record date, are entitled to vote. On that date, there were 38,440,520 shares of Allscripts common stock outstanding.

How many votes do I have?

        Each share of Allscripts common stock that you own entitles you to one vote.

How do I vote?

        All stockholders may vote by mail. You also may be able to vote by telephone or over the Internet. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. If you hold your shares through a bank or broker and they do not offer telephone or Internet voting, please complete and return your proxy by mail. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot at the meeting. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 24, 2003, the record date for voting.

How does discretionary voting authority apply?

        If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Glen E. Tullman and William J. Davis to vote for the items discussed in these proxy materials and any other matter that is properly raised at the Annual Meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the ratification of our independent accountants and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Tullman and Davis.

May I revoke my proxy?

        You may revoke your proxy at any time before it is exercised in one of four ways:

    1.
    Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.

    2.
    Submit another proxy with a later date.

    3.
    Vote by telephone or Internet after you have given your proxy.

    4.
    Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

        Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the Annual Meeting.

        Abstentions and broker non-votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you.

What vote is required to elect the directors?

        Election of Directors: A plurality of the votes cast will elect directors. This means that the two nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. Abstentions and broker non-votes will have no effect on the election of directors.

        Ratification of Independent Accountants:    Although we are not required to submit the appointment of our auditors to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of KPMG LLP as our independent accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting.

How do I submit a stockholder proposal?

        You must submit a proposal to be included in our proxy statement for the 2004 annual meeting of stockholders in writing no later than January 12, 2004. Your proposal must comply with the proxy rules of the Securities and Exchange Commission. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

        You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2004 annual meeting of stockholders. We must receive your proposal in writing on or after January 13, 2004 but no later than February 12, 2004. If you submit your proposal after the deadline and we choose to consider it at the meeting, then Securities and Exchange Commission rules permit the individuals named in the proxies solicited by our board of directors for that meeting to exercise discretionary voting power as to that proposal. To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of Allscripts that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

How do I nominate a director?

        If you wish to recommend a nominee for director for the 2004 annual meeting of stockholders, our Secretary must receive your written nomination on or after January 13, 2004 but no later than February 12, 2004. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of Allscripts common stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the Securities and Exchange Commission require to be included in a proxy statement; and (5) the nominee's agreement to serve as a director if elected.

Who pays to prepare, mail and solicit the proxies?

        We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

Election of Directors

        Seven directors currently serve on our board of directors. The directors are divided into three classes. At this Annual Meeting, you will be asked to elect two directors. Each director will serve for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the board. Edward M. Philip, a current director whose term expires at this Annual Meeting, is not standing for reelection at this Annual Meeting. The remaining four directors will continue to serve on the board as described below. The nominees, Philip D. Green and Bernard Goldstein, are currently directors.

        Your shares will be voted as you specify on the enclosed proxy card or in telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of Messrs. Green and Goldstein. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for a nominee, your shares will be voted FOR that other person. The board does not anticipate that any nominee will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees

        Philip D. Green, 52, was elected to our board in 1992. Mr. Green has been a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. since June 2000. From 1989 until that time, Mr. Green was a partner with the Washington, D.C. based law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green was a founding partner. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C. Mr. Green practices healthcare law and represents several major teaching hospitals. Mr. Green serves on the board of directors of I-trax, Inc.

        Bernard Goldstein, 72, was elected to our board in 2001. From 1997 to 2002, Mr. Goldstein was a Managing Director of Broadview International, LLC, which he joined in 1979. He is a past President of the Information Technology Association of America, the industry trade association of the computer service industry, and past Chairman of the Information Technology Foundation. Mr. Goldstein was a director of Apple Computer Inc. until August 1997, and is currently a director of Sungard Data Systems, Inc., SPSS, Inc., and several privately held companies.

Directors Continuing Until 2004 Annual Meeting

        Michael J. Kluger, 46, was elected to our board in 1994. He is a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he has served as a Managing Director since 1992. For five years prior thereto, Mr. Kluger was a Director and Senior Vice

President of Merrill Lynch Interfunding Inc., a subsidiary of Merrill Lynch & Co., an investment banking and brokerage firm.

Directors Continuing Until 2005 Annual Meeting

        M. Fazle Husain, 39, was elected to our board in April 1998. Mr. Husain is a Managing Director of Morgan Stanley Dean Witter & Co., an investment banking firm, where he has been employed since 1991, and is a Managing Member of Morgan Stanley Venture Partners III, L.L.C., which is the General Partner of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. Mr. Husain was also employed at Morgan Stanley Dean Witter from 1987 until 1989. Mr. Husain focuses primarily on investments in the healthcare and software industries. He serves on the boards of directors of Cross Country, Inc., The Medicines Company, HealthStream, Inc. and several private medical and software companies.

        Richard E. Tarrant, 60, became Vice Chairman of our board upon the consummation of the Channelhealth merger transaction in January 2001. Mr. Tarrant has been designated to be on our board by IDX Systems Corporation, a publicly traded company supplying information systems to healthcare organizations, pursuant to the terms of a Stock Rights and Restrictions Agreement entered into between Allscripts and IDX in connection with the Channelhealth merger transaction, which is described in detail under "Certain Relationships and Related Party Transactions" later in this proxy statement. Mr. Tarrant co-founded IDX in 1969 and has served as Chairman of the Board since January 2003. He served as a director and as the Chief Executive Officer of IDX from the time he founded IDX until January 2003; he was also President of IDX from 1969 to February 1999. Mr. Tarrant also served as the Chairman of the board of directors of Channelhealth Incorporated from October 1999 until consummation of the Channelhealth merger transaction in January 2001. Mr. Tarrant has served as a Trustee of The University of Vermont and Saint Michael's College, as a member of the Board of Trustees for University Health Center (Vermont), an academic medical center, from July 1988 to December 1994, as Chairman of the Board of Trustees of University Health Center (Vermont) from 1992 to 1994 and as Chairman of Fletcher Allen Health Care, an integrated healthcare delivery system serving Vermont and northern New York State, from 1992 to 1994. Mr. Tarrant presently serves as a director of Fletcher Allen Health Care and is a member of the Vermont Business Roundtable.

        Glen E. Tullman, 43, became the Chairman of our Board in May 1999 and our Chief Executive Officer in August 1997, and was our President from December 2001 through April 2002. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a publicly traded healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman was employed by CCC

Information Services Group, Inc., a computer software company servicing the insurance industry, most recently as President and Chief Operating Officer.

Meetings and Committees of the Board of Directors

        During 2002, our board of directors met seven times. In addition to meetings of the full board, directors attended meetings of the board committees. Allscripts has standing audit, compensation and nominating committees. In 2002, each director, other than Richard E. Tarrant, attended at least 75% of the meetings of the board and of the committees on which he served that were held during the period for which he was a director.

        The audit committee recommends the independent auditors to the board and oversees the accounting and audit functions of the company. M. Fazle Husain, Michael J. Kluger and Edward M. Philip serve on the audit committee. Mr. Philip serves as the chairman of the audit committee and is not standing for reelection at this Annual Meeting. We expect that Mr. Goldstein will replace Mr. Philip on the audit committee and Mr. Kluger will become the chairman of the audit committee. The committee has adopted a charter, a copy of which is included as Appendix A to this proxy statement, which specifies the composition and responsibilities of the committee. Additional information on the committee and its activities is set forth in the "Report of the Audit Committee". During 2002, the committee met four times.

        The compensation committee determines executive officers' salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Nonstatutory Stock Option Plan. Philip D. Green, M. Fazle Husain and Michael J. Kluger serve on the compensation committee. During 2002, the committee met three times.

        The nominating committee, formed in June 2002, makes recommendations to the board regarding the nomination of directors, officers and board committee members. Philip D. Green, Bernard Goldstein and Edward M. Philip serve on the nominating committee. During 2002, the nominating committee did not meet.

Director Compensation

        Directors receive no cash compensation for their services as directors. We reimburse our directors for their travel expenses. Under our Amended and Restated 1993 Stock Incentive Plan, directors who are not Allscripts employees are eligible to receive stock option grants at the discretion of the board of directors or the compensation committee.

Ownership of Allscripts Common Stock

        The following table shows how much Allscripts common stock was beneficially owned as of March 31, 2003 by:

  •
  our Chief Executive Officer and the five other most highly compensated executive officers based on compensation earned during 2002;

  •
  each director;

  •
  all directors and executive officers as a group; and

  •
  each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the Securities and Exchange Commission.

        Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 38,440,520 shares outstanding as of March 31, 2003. Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

Named Executive Officers and Directors	Shares of Common Stock Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
Glen E. Tullman (1)	669,010	270,556	939,566	2.4
Lee A. Shapiro	15,369	159,834	175,203	*
Joseph E. Carey	98,062	192,083	290,145	*
T. Scott Leisher	124,659	146,939	271,598	*
Stanley A. Crane	90,207	129,583	219,790	*
David B. Mullen (2)	519,649	137,702	657,351	1.7
Philip D. Green	55,839	108,771	164,610	*
M. Fazle Husain (3)	1,520,732	—	1,520,732	4.0
Michael J. Kluger (4)	3,309,370	23,200	3,332,570	8.7
Bernard Goldstein	54,998	11,550	66,548	*
Edward M. Philip	0	63,200	63,200	*
Richard E. Tarrant (5)	7,518,954	—	7,518,954	19.6
All directors and executive officers as a group (13 persons)	13,477,103	1,336,128	14,813,231	37.2

5% Stockholders	Shares of Common Stock Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
IDX Systems Corporation (5)	7,483,538	—	7,483,538	19.5
Liberty Partners Holdings 6, L.L.C. (4)	3,248,170	—	3,248,170	8.4
Wellington Management Company, LLP (6)	3,225,700	—	3,225,700	8.4
FMR Corp. (7)	2,100,337	—	2,100,337	5.5
Dimensional Fund Advisors Inc. (8)	2,078,202	—	2,078,202	5.4
Willow Creek Capital Management (9)	2,001,446	—	2,001,446	5.2

*Less
than 1%.

(1)
Mr. Tullman is a limited partner in The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., and has an approximately 2.5% interest therein. His interest does not constitute beneficial ownership of any of the shares owned by this entity.

(2)
Mr. Mullen, our former Chief Financial Officer, resigned effective September 13, 2002.

(3)
Mr. Husain is a managing member of Morgan Stanley Venture Partners III, L.L.C., which is the general partner of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. (collectively, the Funds). Morgan Stanley Venture Partners III, L.P. owns 1,223,576 shares, Morgan Stanley Venture Investors III, L.P. owns 117,517 shares, The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. owns 52,970 shares and Morgan Stanley Venture Capital III, Inc. owns 70,283 shares. Mr. Husain may be deemed to have beneficial ownership of the shares held by the Funds. Mr. Husain disclaims beneficial ownership of the shares held by the Funds except to the extent of this pecuniary interest therein. Mr. Husain owns 56,386 shares directly.

(4)
Liberty Partners Holdings 6, L.L.C. has shared voting and dispositive power with respect to 3,248,170 shares. Mr. Kluger is a Managing Director of Liberty Capital Partners, Inc., an affiliate of Liberty Partners Holdings 6, L.L.C. Mr. Kluger disclaims beneficial ownership of the shares held by Liberty Partners Holdings 6, L.L.C., except to the extent of his proportionate interest therein. Mr. Kluger owns 61,200 shares directly. The address for Mr. Kluger and Liberty Partners Holdings 6, L.L.C. is c/o Liberty Partners, L.P., 1370 Avenue of the Americas, New York, New York 10019.

(5)
IDX is the owner of, and has shared voting and sole dispositive power with respect to 7,483,538 of the shares. Mr. Tarrant is the Chairman of the Board of IDX. He disclaims beneficial ownership of the shares held by IDX. Mr. Tarrant owns 35,416 shares directly. The address for Mr. Tarrant and IDX is c/o IDX Systems Corporation, 40 IDX Drive, South Burlington, Vermont 05403.

(6)
Wellington Management Company, LLP does not have sole voting or investment power with respect to any of the shares it holds, has shared voting power as to 2,917,800 shares and shared dispositive power as to 3,225,700 shares. Its address is 75 State Street, Boston, Massachusetts 02109.

(7)
FMR Corp. has no voting power and sole dispositive power with respect to all of the shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 2,100,337 shares of Allscripts common stock. The address for FMR Corp. and Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)
Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, collectively, the "Funds." In its role as investment advisor or manager, Dimensional has sole voting and dispositive power with respect to all of the shares, which are held by the Funds, and may be deemed to be the beneficial owner of the shares. Dimensional disclaims beneficial ownership of these shares. Dimensional's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(9)
Willow Creek Capital Management has shared voting power and dispositive power as to all 2,001,446 shares. Its address is 300 Drakes Landing Road, Suite 230, Greenbrae, California 94904.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and 10% stockholders to file reports of ownership and changes of ownership of their company's common stock with the Securities and Exchange Commission. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements applicable to these individuals were met during 2002.

Executive Compensation

        This table summarizes the compensation for the Chief Executive Officer and the other five most highly compensated executive officers of Allscripts.

Summary Compensation

Long-Term Compensation
Awards
Annual Compensation
Name and Principal Position						Securities Underlying Options	All Other Compensation(4)
	Year	Salary		Bonus
Glen E. Tullman Chairman, and Chief Executive Officer	2002 2001 2000	$250,000 285,000 270,000		$53,450 75,000 100,000		215,000 200,000 150,000	$2,300 2,000 996
Lee A. Shapiro President	2002 2001 2000	$222,407 225,000 166,298		$53,475 65,000 80,000		150,000 150,000 270,500	$2,450 2,000 263
Joseph E. Carey Chief Operating Officer	2002 2001 2000	$225,000 235,000 220,417		$53,475 65,000 90,000		150,000 125,000 147,500	$2,450 2,000 1,050
T. Scott Leisher Executive Vice President, Sales and Marketing	2002 2001 2000	$212,035 200,000 158,333		$53,475 65,000 67,619	(1)	150,000 110,000 45,000	$2,300 2,000 5,810
Stanley A. Crane Chief Technology Officer	2002 2001 2000	$190,000 190,000 168,750		$33,000 30,000 40,000		45,000 25,000 37,500	$2,690 2,000 1,013
David B. Mullen(2) Former Chief Financial Officer	2002 2001 2000	$235,000 285,000 270,000	(3)	$0 70,000 100,000		150,000 125,000 150,000	$2,633 2,000 1,050

(1)
Includes commissions of $17,619.

(2)
Mr. Mullen resigned effective September 13, 2002.

(3)
Includes $68,542 of severance pay in 2002.

(4)
For 2002, comprised of $2,000 for each named executive officer in matching contributions under our 401(k) plan and the balance for life insurance premiums paid by us.

Option Grants in 2002

        This table gives information relating to option grants during 2002 to the executive officers listed in the Summary Compensation Table. The options were granted under the Amended and Restated 1993 Stock Incentive Plan and vest equally over three years on the anniversaries of the grant. The potential realizable value is calculated based on the term of the option at its time of grant, 10 years. The calculation assumes that the fair market value on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. The actual price appreciation may be substantially greater than that assumed under these rules. We cannot assure you that the actual stock price will appreciate over the 10-year option term at the assumed levels or at any other defined level.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in 2002
	Securities Underlying Options Granted		Exercise Price Per Share
Name				Expiration Date
					5%	10%
Glen E. Tullman	215,000	8.3%	$3.15	1/16/12	$425,919	$1,079,362
Lee A. Shapiro	150,000	5.8%	$3.15	1/16/12	$297,153	$753,043
Joseph E. Carey	150,000	5.8%	$3.15	1/16/12	$297,153	$753,043
T. Scott Leisher	150,000	5.8%	$3.15	1/16/12	$297,153	$753,043
Stanley A. Crane	35,000 10,000	1.3 0.4%	$3.15 2.00	1/16/12 8/5/12	$69,336 12,578	$175,710 31,875
David B. Mullen(1)	150,000	5.8%	$3.15	1/16/12	—	—

(1)
All options were forfeited upon Mr. Mullen's resignation.

Option Exercises in 2002 and 2002 Year-End Option Values

        This table provides information regarding the exercise of options during 2002 by the executive officers listed in the Summary Compensation Table. The value realized is calculated using the difference between the option exercise price and the price of Allscripts common stock on the date of exercise multiplied by the number of shares subject to the option. The value of unexercised in-the-money options at year end 2002 is calculated using the difference between the option exercise price and $2.39 (the last reported market price of Allscripts common stock on the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

			Securities Underlying Unexercised Options at Year End 2002		Value of Unexercised In-the-Money Options at Year End 2002
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Glen E. Tullman	—	—	180,149	377,644	$303,245	$29,463
Lee A. Shapiro	—	—	75,251	300,249	—	—
Joseph E. Carey	—	—	117,083	243,749	—	—
T. Scott Leisher	—	—	73,606	237,082	$78,784	—
Stanley A. Crane	—	—	104,166	112,500	—	$3,900
David B. Mullen(1)	—	—	137,702	5,144	$320,846	$11,986

(1)
Gives effect to forfeiture by Mr. Mullen of options to purchase 150,000 shares in connection with his resignation.

Employment Agreements

        We entered into employment agreements with Messrs. Tullman, Shapiro, Carey and Leisher effective July 8, 2002. Each agreement has an initial term that ends July 8, 2005 and renews for consecutive one-year terms unless either party gives 180 days' notice prior to the expiration of any term. Under the agreements, Mr. Tullman is to be paid an annual base salary of $250,000 (subject to annual review and increase by the board of directors), and Messrs. Shapiro, Carey and Leisher are each to be paid an annual base salary of $225,000 (subject in each case to annual review and increase by the board of directors). Messrs. Tullman, Carey and Leisher are each entitled to an annual bonus as determined by the board of directors or the compensation committee in their sole discretion, but in no event will the bonus be less than $75,000. Mr. Shapiro is entitled to a guaranteed annual bonus equal to at least the greater of 25% of Mr. Shapiro's then current annual base salary or $75,000. If we terminate Messrs. Tullman, Shapiro, Carey or Leisher without Cause or if any of them terminates his employment for Constructive Discharge, as each of those terms is defined in the agreements, he will be entitled to two years' base salary as well as any salary that was accrued but not yet paid as of the termination date, the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs (as determined and payable had there been no termination), continuation of health benefits for a period of 24 months following the termination date, outplacement services of up to $10,000 and acceleration of all stock option or other stock awards granted after the date of the agreements. Notwithstanding the above, if during the one-year period immediately following a Change in Control, as defined in the agreements, Messrs. Tullman, Shapiro, Carey or Leisher terminates his employment for any reason, he will be entitled, instead of the salary and bonus payments described in the previous sentence, to a payment in a lump sum equal to 2.99 times his then in effect base salary and 2.99 times the minimum performance bonus amount of $75,000. In the event that any payment by us to Messrs. Tullman, Shapiro, Carey or Leisher would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we have agreed to pay such executive an amount, net of taxes, equal to such excise tax amount. The agreements also provide that each of Messrs. Tullman, Shapiro, Carey or Leisher will not compete with us during the term of his employment and (other than in the case of a termination by us without Cause or a termination of such executive for Constructive Discharge) for one year thereafter.

        We have entered into stock option agreements with Messrs. Tullman, Shapiro, Carey and Leisher (including options referred to in the previous paragraph) pursuant to which, in the event of a Change in Control, as defined in the stock option agreements and the employment agreements, vesting of the options will accelerate so that the unvested portion of the options will vest immediately. Under these option agreements, Messrs. Tullman, Shapiro, Carey and Leisher had unvested options as of March 31, 2003 as follows: Mr. Tullman, 287,227 shares; Mr. Shapiro, 218,999 shares; Mr. Carey, 168,749 shares; and Mr. Leisher, 163,749 shares.

        In connection with Mr. Mullen's resignation as our Chief Financial Officer and a member of our board of directors, we entered into a separation agreement with Mr. Mullen effective as of September 13, 2002. Under the agreement, we agreed to pay Mr. Mullen severance pay at an annual rate of $235,000 for a period of 20 months from his termination date, irrespective of any subsequent employment he may obtain. Mr. Mullen is also entitled to continue to participate in our medical, health and life insurance plans until the earlier of May 13, 2004 or the date he receives coverage and benefits under the plans of a subsequent employer. The agreement also provides that Mr. Mullen will not compete with us for one year after his termination.

Compensation Committee Interlocks and Insider Participation

        The members of the compensation committee of our board of directors are Messrs. Green, Husain and Kluger. None of these persons has ever been an officer or employee of Allscripts or any of its subsidiaries. We refer you to the information under "Certain Relationships and Related Party Transactions" for a discussion of insider participation.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2002 about Allscripts common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, including our Amended and Restated 1993 Stock Incentive Plan and our 2001 Nonstatutory Stock Option Plan.

Stockholders did not approve the Nonstatutory Stock Option Plan, which is described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	4,326,581	$8.12	2,014,985
Equity compensation plans not approved by security holders	2,500,875	$4.27	497,750

Total(1)	6,827,456	$6.71	2,512,735

(1)
Excludes 405,236 shares subject to options outstanding pursuant to the Channelhealth Incorporated 1999 Stock Option Plan, which we assumed in connection with our 2001 acquisition of Channelhealth. These options have a weighted-average exercise price of $30.03 per share.

2001 Nonstatutory Stock Option Plan

        The board originally adopted the Plan on January 31, 2001. The Plan was not approved by our stockholders. The Plan has been amended from time to time since its initial adoption. The Plan will terminate on January 31, 2011. Currently, the board of directors may amend or terminate the Plan at any time without stockholder approval. Under the Plan, the compensation committee may grant stock options to key individuals performing services for us, including employees (other than officers or directors), consultants and independent contractors.

        We presently have 3,000,000 shares of common stock reserved for issuance under the Plan. The number of shares underlying awards made to any one participant in a calendar year may not exceed 1,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of our outstanding common stock.

        The compensation committee administers the Plan. Subject to the specific provisions of the Plan, the committee determines award eligibility, timing and the amount and terms of the options. The committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan's administration. Options under the Plan must be nonqualified stock options. The compensation committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Upon exercise, the option holder may pay the exercise price in such form as the compensation committee shall provide. Unless otherwise permitted by the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934 and approved in advance by the compensation committee, an option under the Plan may not be sold, assigned or otherwise transferred during its holder's lifetime.

Compensation Committee Report on Executive Officers' Compensation

        The compensation committee of the board of directors is composed of three independent non-employee directors, Philip D. Green, M. Fazle Husain and Michael J. Kluger. The committee determines executive officers' salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Nonstatutory Stock Option Plan.

Compensation Policies Applicable to Executive Officers

        The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. The main policy objective of executive officer compensation is the maximization of stockholder value over the long term. The compensation committee believes that this can best be accomplished by an executive compensation program that reflects the following three principles:

        First, base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practice at similar companies in the information technology market.

        Second, annual bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined company and individual performance targets.

        Third, a substantial portion of total long-term compensation should reflect performance on behalf of the company's stockholders, as measured by increases in the value of the company's stock.

        In the judgment of the compensation committee, the performance of Allscripts in 2002 confirms that the compensation program is achieving its main objectives.

Base Salary

        All of the executive officers but John G. Cull have employment agreements that set their base compensation. The Chief Executive Officer sets the compensation for Messrs. Leisher, Cull and Crane. Messrs. Tullman, Carey and Shapiro voluntarily reduced their annual base salaries to $250,000, $225,000 and $220,000, respectively, effective January 1, 2002, and Mr. Shapiro's annual base salary was subsequently increased to $225,000, effective July 8, 2002, pursuant to his employment agreement.

Annual Bonus

        Executive officers and certain other key personnel are eligible for cash bonuses after the end of each fiscal year. The bonus program has not been formalized in writing. The board of directors or the compensation committee determines the bonus for the Chief Executive Officer. The Chief Executive Officer's bonus is based on the overall performance and financial results of the company, including the company's achievement of goals pertaining to revenue growth, cost reductions, improved operating methods, acquisitions and accounting controls. These factors are weighted and then the company's fulfillment of these goals is evaluated. Bonuses for other executive officers are recommended by the Chief Executive Officer and then submitted to the committee for its approval. In making recommendations, the Chief Executive Officer determines how each executive officer contributed to Allscripts' achievement of its goals.

Stock Incentives

        Under the Amended and Restated 1993 Stock Incentive Plan, stock options and stock appreciation rights may be granted to executive officers. Executives generally receive stock incentives through initial grants at the time of hire and periodic additional grants. The compensation committee determines the number of stock incentives to be granted based on an officer's job responsibilities and individual performance evaluation. This approach is designed to encourage the creation of long-term stockholder value as the committee believes that the significant equity interests in the company held by management helps to align the interests of stockholders and management and maximize stockholder returns over the long term. Each of the executive officers named in the Summary Compensation Table received new grants of stock incentives during 2002 as set forth therein.

Compensation of the Chairman and Chief Executive Officer

        The overall compensation package of the Chief Executive Officer is designed to recognize that the Chief Executive Officer bears primary responsibility for increasing the value of stockholders' investments. The Chief Executive Officer's base compensation is set at $250,000 by his employment agreement, dated July 8, 2002. As noted above, Mr. Tullman voluntarily reduced his annual base salary to $250,000, effective January 1, 2002. He received a cash bonus of $53,450 for 2002, reflecting Allscripts' achievement of some of its performance goals.

        The compensation committee is directly responsible for determining all awards and grants to the Chief Executive Officer under the incentive components of the compensation program. The committee intends that a substantial portion of the Chief Executive Officer's compensation be incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Chief Executive Officer's compensation will thus be structured and administered to motivate and reward the successful achievement of these objectives. In 2002, Mr. Tullman received options for a total of 215,000 shares.

        The committee intends for the Chief Executive Officer's compensation to relate directly to the overall performance of the company as measured by financial criteria. In addition, the Chief Executive Officer's compensation reflects achievements such as the continued strong performance of the senior management team and the successful negotiation of strategic alliances.

Deductibility of Compensation

        Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other four most highly compensated officers. Certain "performance based compensation" is not included in compensation for purposes of the limit. The committee believes that the current structure of Allscripts' executive compensation does not give rise to Section 162(m) concerns. The compensation committee will continue to assess the impact of Section 162(m) on its compensation practices.

Compensation Committee
Philip D. Green M. Fazle Husain Michael J. Kluger

Company Performance

        This graph shows a comparison of cumulative total returns for Allscripts, the Nasdaq Stock Market—U.S. and the Nasdaq Health Services Index from July 23, 1999 (the date Allscripts common stock was first offered to the public at an initial public offering price of $16.00 per share) through the end of 2002. The graph assumes an initial investment of $100 and the reinvestment of dividends.

Cumulative Total Return

	7/23/99	12/31/99	12/31/00	12/31/01	12/31/02

Allscripts Healthcare Solutions, Inc.	$100.00	$275.00	$58.40	$20.25	$14.94

Nasdaq Stock Market—U.S.	$100.00	$150.99	$90.90	$72.11	$49.85

Nasdaq Health Services	$100.00	$82.58	$113.36	$122.57	$105.61

Certain Relationships and Related Party Transactions

        Our policy is that all transactions between us and our executive officers, directors and principal stockholders must be on terms no less favorable to us than we could obtain from unaffiliated third parties or else must be approved by our disinterested directors.

Registration Rights Agreement

        Liberty Partners Holdings 6, L.L.C., Morgan Stanley Venture Investors III, L.P., Morgan Stanley Venture Partners III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., which as of March 31, 2003 collectively held approximately 4,712,516 shares of common stock, are entitled to registration rights with respect to these shares. Under a registration rights agreement, these Morgan Stanley entities, collectively, on the one hand, and Liberty Partners Holdings 6, L.L.C., on the other hand, are each entitled to require us to register their shares of common stock three times, but not more than once in any six-month period. As of the date hereof, the Morgan Stanley entities, collectively, on the one hand, and Liberty Partners, on the other hand, had each exercised their right to require us to register their shares of common stock one time. In addition, if we propose or are required to register any of our common stock, either for our own account or for the account of other of our stockholders, we are required to notify the holders described above and, subject to certain limitations, to include in that registration all of the common stock requested to be included by those holders. We are obligated to bear the expenses, other than underwriting commissions, of all incidental registrations.

Stock Rights and Restrictions Agreement

        In connection with the Channelhealth merger transaction, we entered into a stock rights and restrictions agreement with IDX Systems Corporation, which is a significant stockholder of Allscripts, and of which Richard E. Tarrant, our Vice Chairman, is Chairman of the Board.

  Allscripts Board of Directors

        Until the earlier of (1) termination of the stock rights and restrictions agreement or (2) the date that IDX and its affiliates beneficially own fewer than 25% of the Allscripts common shares issued to IDX upon completion of the Channelhealth merger, IDX is entitled to designate an individual to our board of directors. The initial IDX designee to our board was Mr. Tarrant. In addition, so long as (1) the IDX designee is Mr. Tarrant and (2) IDX and its affiliates beneficially own greater than 75% of the Allscripts common shares issued to IDX upon completion of the Channelhealth merger, Mr. Tarrant will be the sole Vice Chairman of our board, which is a non-executive position.

  Limitation on Business Combination Transactions

        During the term of the stock rights and restrictions agreement, each of IDX and Allscripts has agreed not to engage in or propose any transaction referred to in the agreement as a "business combination", which means a merger, consolidation, "business combination" as defined in Section 203 of the Delaware General Corporation Law as currently in effect, compulsory share exchange or other transaction involving the other and pursuant to which the other party's voting securities are exchanged for cash, securities or other property, or any sale of all or substantially all of the assets or liquidation of the other party, including by means of a tender or exchange offer, or request or solicit any other person to engage in or propose a business combination, unless the transaction is approved by a majority of the other party's continuing directors, as defined in the agreement, or the party engaging in or proposing the transaction beneficially owns less than 5% of the other party's voting securities and has no representative on the other party's board of directors.

  Limitation on Acquisition and Disposition of Voting Securities

        Without the consent of a majority of the other party's continuing directors, neither party may acquire any additional voting securities of the other, except under certain limited circumstances. In addition, the stock rights and restrictions agreement imposes certain limitations on IDX's ability to transfer beneficial ownership of its Allscripts voting securities. The stock rights and restrictions agreement also provides that if during the period from the third anniversary through the fourth anniversary of the agreement, we propose to file a registration statement under the Securities Act with respect to a primary firm commitment underwritten public offering of Allscripts common stock, IDX will have the right to "piggyback" on the offering by notifying us that IDX wants to include some or all of its Allscripts shares in the registration, subject to customary "cutback" provisions. We will pay all of the expenses of the piggyback registration, except underwriting discounts and commissions on shares sold by IDX, fees of IDX's counsel and any transfer taxes applicable to the sale of the IDX shares.

  Voting of Allscripts Shares Held by IDX

        Generally the stock rights and restrictions agreement permits IDX to vote in its complete discretion on all matters voted on by Allscripts stockholders. Notwithstanding the foregoing, on certain matters IDX generally must vote all of its Allscripts shares in accordance with the recommendation of the Allscripts continuing directors; provided that, except in limited circumstances related to IDX's breach of its obligations to Allscripts, IDX is not required to vote its Allscripts shares in accordance with the recommendation if the average closing price of Allscripts stock during the 90 trading days preceding the vote is less than $14.5625. These matters are those that:

  •
  constitute a business combination involving Allscripts;

  •
  involve the acquisition by any person other than IDX or its affiliates of beneficial ownership of greater than 50% of the then outstanding Allscripts voting securities;

  •
  involve the issuance by Allscripts of its own securities for cash; or

  •
  involve any acquisition by Allscripts, whether through merger, share exchange, purchase of assets or otherwise.

  IDX's Right to Participate in Securities Issuances by Allscripts

        If at any time during the term of the stock rights and restrictions agreement we plan to issue Allscripts voting securities, or securities exercisable, exchangeable for or convertible into Allscripts voting securities and, as a result, IDX's beneficial ownership of all outstanding Allscripts voting securities would be reduced to below 2% after giving effect to the proposed transaction, then we must offer to sell to IDX a number or amount of the securities proposed to be issued that, if purchased by IDX, would permit IDX and its affiliates to beneficially own a number of Allscripts voting securities determined by dividing the aggregate number of outstanding Allscripts common shares then beneficially owned by IDX by the total number of Allscripts common shares then outstanding.

  Termination

        The stock rights and restrictions agreement will terminate by its terms in January 2011, but it may be terminated earlier as follows:

  •
  by mutual written consent of IDX and us; or

  •
  by IDX if we file for bankruptcy, or another person commences a bankruptcy proceeding against us and the proceeding is not dismissed or stayed within 60 days, or if an order for relief under a bankruptcy law is entered against Allscripts.

Strategic Alliance Agreement

        Upon completion of the Channelhealth merger transaction, we entered into a strategic alliance agreement with IDX.

  Marketing of Channelhealth Products

        The strategic alliance agreement provides for a ten-year strategic alliance under which Allscripts and IDX will cooperate to develop and market Channelhealth products pursuant to a development plan to be updated at least quarterly during the term of the alliance. Each of Allscripts and IDX are required to develop connectivity between their respective products to facilitate data exchange and ease of use. The parties are required to compensate and motivate their sales forces to sell our products to IDX customers and prospects.

  Marketing Restrictions

        During the term of the alliance, each party, subject to certain exceptions, is prohibited from entering into any relationship or arrangement with direct competitors of the other party to develop or provide competitive products other than those currently marketed by such party. Either party may terminate the marketing restrictions to which it is subject upon the occurrence of a material adverse change in the business, properties, results of operations or condition (financial or otherwise) of the other party (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the party competes).

  Compensation

        Allscripts and IDX are entitled to agreed upon revenue sharing for sales of each other's products. In 2002, we paid IDX $894,317 pursuant to this obligation. In addition, we lease office space from IDX, and in 2002 we paid IDX $514,114 for the lease of the office space and use of the facility's infrastructure. During 2002, IDX paid us $125,000 to satisfy a guarantee pursuant to the Channelhealth acquisition agreement and $676,349 related to marketing sponsorships, referral fees and miscellaneous reimbursements.

  Change of Control

        If during the term of the alliance, a change of control occurs with respect to either party with a direct competitor of the other party, the party undergoing the change of control will be subject to certain revenue sharing obligations with the other party and, upon the termination of the Strategic Alliance Agreement, must deliver all source code for Allscripts products to the other party.

  Termination of Alliance

        Either party may terminate the alliance in the event the other party becomes insolvent or if the other party has defaulted under or breached any material term of the strategic alliance agreement and has not cured the default or breach within 120 days after it occurs.

Amended and Restated Cross License and Software Maintenance Agreement

        In connection with the Channelhealth merger transaction, Channelhealth and IDX entered into an amended and restated cross license and software maintenance agreement.

  Cross License

        The amended and restated cross license and software maintenance agreement provides for, in the case of IDX, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to Channelhealth permitting Channelhealth to copy, use, display, perform, adopt, modify and maintain certain IDX software applications and related intellectual property rights, and create derivative works with regard to the software, for the purpose of merging IDX software with Allscripts' products and to market and sublicense IDX software in connection with the marketing of those products and, in the case of Channelhealth, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to IDX permitting IDX to copy, use, display, perform, market, sublicense, transmit, create and own derivative works and to distribute certain Channelhealth software applications and related intellectual property rights in connection with IDX's "Patient Channel" business.

  Termination

        In the event that the strategic alliance agreement between Allscripts and IDX is terminated or not renewed, the license granted by IDX to Channelhealth will terminate with respect to certain IDX technologies developed by IDX and incorporated by IDX into IDX software, except as used by Channelhealth to create or maintain compatibility or connectivity between Allscripts products and IDX products.

Certain Business Relationships

        In 2002, we retained the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., of which Philip D. Green, one of our directors, is currently a partner. In 2002, we paid Akin, Gump fees of $13,867.

Audit Committee Report

        The audit committee is comprised of three directors who are not officers of Allscripts. Each of the members is independent, as defined in the National Association of Securities Dealers' listing standards. The committee operates under a written charter adopted by the board, a copy of which is included as Appendix A to this proxy statement.

        Management is responsible for Allscripts' financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Allscripts' independent public accountants, recommended by the audit committee and approved by the board, are responsible for auditing those financial statements.

        The audit committee of Allscripts held four meetings during 2002. The meetings were designed to facilitate and encourage private communications between the committee and Allscripts' independent public accountants, KPMG LLP.

        During these meetings, the committee reviewed and discussed the unaudited quarterly and audited annual financial statements with management and KPMG. The committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the committee recommended to the board that the audited financial statements be included in Allscripts' Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.

        The discussions with Allscripts' independent accountants also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The committee received from the independent accountants written disclosures and the letter regarding its independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants that firm's independence. The committee has recommended the retention of KPMG as Allscripts' independent accountants for fiscal year 2003.

Audit Committee
Edward M. Philip, Chairman M. Fazle Husain Michael J. Kluger

Independent Public Accountants

        KPMG LLP has been our independent accountants since December 2000. At the recommendation of the audit committee, the board has engaged KPMG as Allscripts' independent accountants for 2003.

        Representatives of KPMG will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Audit Fees

        KPMG billed us $216,285 for professional services in connection with the audit of the annual financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2002 and the reviews of the financial statements included in our Forms 10-Q for 2002.

All Other Fees

        KPMG billed us $131,255 for other services in 2002, including approximately $100,500 for tax compliance and preparation services and $17,500 for audit services related to our Retirement Savings Plan. The audit committee has determined that the provision of non-audit services by KPMG is not incompatible with maintaining auditor independence.

        Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify the appointment of KPMG LLP. If stockholders do not ratify the appointment, the audit committee will investigate the reasons for the stockholders' rejection and the Board of Directors will reconsider the appointment.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP as our independent accountants for 2003.

Executive Officers

        Following is certain information about the executive officers of Allscripts, based on information furnished by them.

        Glen E. Tullman, 43, became the Chairman of our Board in May 1999 and our Chief Executive Officer in August 1997 and was our President from December 2001 through April 2002. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a publicly traded healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman was employed by CCC Information Services Group, Inc., a computer software company servicing the insurance industry, most recently as President and Chief Operating Officer.

        Lee A. Shapiro, 47, became our President in April 2002. From April 2000 to April 2002, Mr. Shapiro served as Executive Vice President of Allscripts and was responsible for strategic business development and related initiatives. Prior to joining Allscripts, from 1998 to 2000, Mr. Shapiro was the Chief Operating Officer of Douglas Elliman-Beitler, Chicago, Illinois. From 1980 until 1986, Mr. Shapiro practiced law with Barack, Ferrazzano, Kirschbaum & Perlman, Chicago and its predecessor. Mr. Shapiro served as the President of SES Properties, Inc., a closely held real estate company based in Carlsbad, California from 1986-1998. Concurrently, Mr. Shapiro formed City Financial Bancorp in 1986 and served as its Vice Chairman until its sale in 1992.

        William J. Davis, 35, became our Chief Financial Officer in October 2002. Mr. Davis was the Chief Financial Officer of Lante Corporation from 2000 until he joined Allscripts, and was Controller of Lante from 1999 through 2000. From 1991 through 1999, Mr. Davis was a Senior Manager in the Technology Group of PricewaterhouseCoopers LLP.

        Joseph E. Carey, 45, became our Chief Operating Officer in April 1999. From September 1998 to April 1999, he served as President and Chief Operating Officer of Shopping@Home, Inc. Prior to that time, he was Senior Vice President and General Manager of the Resource Management Group of HBO & Company, a healthcare software firm. Mr. Carey joined HBO in 1997 with HBO's acquisition of Enterprise Systems, Inc., where he held the role of President from 1993 until the acquisition.

        T. Scott Leisher, 43, became our Executive Vice President, Sales and Marketing, in October 2000. From April 2000 to October 2000, Mr. Leisher served as our Senior Vice President, Sales and Marketing. From 1998 to 2000, Mr. Leisher served as our Senior Vice President, Sales. Prior to joining Allscripts, Mr. Leisher was with CCC Information Services from 1986 to 1998 where he served in a number of management positions, completing his tenure there as a Senior Vice President in their Insurance Division.

        John G. Cull, 41, became our Senior Vice President, Finance, Secretary and Treasurer in 1995. From 1991 to 1993, Mr. Cull was our assistant controller, and from 1993 to 1995 he was our controller. From 1986 to 1991, Mr. Cull was controller of Federated Foods, Inc., a food brokerage company. Prior to joining Federated Foods, Mr. Cull was employed by Arthur Andersen & Co.

        Stanley A. Crane, 53, became our Chief Technology Officer in January 2000 and was our Vice President, Internet Services from April 1999 until that time. From September 1998 to April 1999, he was Chief Technology Officer for Shopping@Home, Inc. From January 1998 to September 1998, he was Chief Technology Officer for MaxMiles, Inc., an Internet travel services company. From August 1995 to January 1998, Mr. Crane was Chief Technology Officer for Enterprise Systems, Inc., where he led a development team through its successful migration from DOS-based applications to a system of Windows, object-oriented, client/server applications. Prior to this, Mr. Crane held a variety of roles with Lotus, Ashton-Tate and WordStar.

Appendix A

Audit Committee Charter

Purpose

        The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

Membership of the Committee

1.
The Committee shall be comprised of not less than three members of the Board.

2.
Each member of the Committee shall meet the independence standard of the Nasdaq Stock Market, Inc., which, among other things, means that Committee members shall not be employees or officers of the Company and shall have no other business dealings with the Company. Determinations of a member's independence will be made by the Board of Directors in its business judgment.

3.
Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

4.
At least one member of the Committee shall have past employment experience in finance or accounting, be a certified public accountant or shall have been employed as a chief executive officer, chief financial officer or other senior executive officer with financial oversight responsibility.

Responsibilities of the Committee

1.
Recommending to the Board of Directors the selection, retention or termination, as appropriate, of the independent public accountants for the Company.

2.
Reviewing the independent public accountants' compensation, the proposed terms of their engagement and their independence as provided in SAS 61 and ISB Standard No. 1.

3.
Recommending to the Board of Directors, when the Committee deems it advisable, that the independent public accountants engage in specific studies and reports regarding auditing matters, accounting procedures and other matters.

4.
Reviewing the arrangements for and scope of the audit of annual financial statements.

5.
Reviewing annual financial statements and unaudited quarterly financial statements, including any adjustments to those statements recommended by the independent public accountants, and any significant issues that arise in connection with the preparation of those financial statements.

6.
Recommending to management inclusion of audited financials in the Annual Report on Form 10-K.

7.
Obtaining from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act.

8.
Reviewing, as appropriate and in consultation with the independent public accountants, accounting policies and procedures applicable to the Company as well as any management responses to comments relating to those policies and procedures.

9.
Reviewing independent public accountants' opinions.

10.
Reviewing internal audit procedures with the Company's controller or other appropriate Company officer.

11.
Considering, in consultation with the independent public accountants, the adequacy of internal controls to help provide reasonable assurance that publicly reported financial statements are presented fairly and in conformity with generally accepted accounting principles.

12.
Investigating, when the Committee deems it necessary, potential improprieties or improprieties in Company operations.

13.
Reviewing changes in accounting principles or practices that had or are expected to have a significant impact on the preparation of financial statements.

14.
Meeting at least annually with the Chief Financial Officer and the Chief Accounting Officer of the Company and with the independent public accountants (outside the presence of management) to discuss any issues arising from the Committee's responsibilities.

15.
Meeting at least annually with management (outside the presence of the independent public accountants) to discuss management's evaluation of the work performed by the independent public accountants and the appropriateness of their fees.

16.
Generally acting as a liaison between the independent public accountants and the Board of Directors.

17.
Preparing any report, including any recommendation of the Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

18.
Annually reviewing and, as appropriate, implementing changes to its Charter.

        The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may also request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent public accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent public accountants or to assure compliance with laws and regulations and the Company's Code of Conduct.

PROXY	PROXY

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

2401 Commerce Drive
Libertyville, Illinois 60048

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Glen E. Tullman and William J. Davis, and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock of Allscripts Healthcare Solutions, Inc. held of record by the undersigned on April 24, 2003, at the annual meeting of stockholders to be held on June 12, 2003, and any adjournment thereof. If only one Proxy is present at the Meeting, then that one may exercise the power of all the Proxies hereunder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.        ☒

[	]

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all listed Directors and FOR the ratification of KPMG LLP as independent accountants for 2003.

1.	ELECTION OF DIRECTORS— Nominees: Philip D. Green and Bernard Goldstein (INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name in the space below.)	For All ☐	Withhold All ☐	For All Except ☐	2.	Ratification of the appointment of KPMG LLP as independent accountants for 2003.	For ☐	Against ☐	Abstain ☐
					3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:	, 2003

Signature(s)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

/\  FOLD AND DETACH HERE  /\

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

QuickLinks

Annual Report on Form 10-K
Questions and Answers
Election of Directors
Meetings and Committees of the Board of Directors
Director Compensation
Ownership of Allscripts Common Stock
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Compensation
Summary Compensation
Option Grants in 2002
Option Exercises in 2002 and 2002 Year-End Option Values
Employment Agreements
Compensation Committee Interlocks and Insider Participation
Equity Compensation Plan Information
2001 Nonstatutory Stock Option Plan
Compensation Committee Report on Executive Officers' Compensation
Company Performance
Certain Relationships and Related Party Transactions
Audit Committee Report
Independent Public Accountants
Executive Officers
Audit Committee Charter